AXIL Brands Reports Third Quarter Fiscal Year 2025 Financial Results

LOS ANGELES, April 8, 2025 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, announces financial and operational results for the third quarter ended February 28, 2025 (3Q25).

Financial Highlights for the Quarter Ended February 28, 2025

•	Revenue in 3Q25 was $6.9 million, as compared to $6.5 million in the prior year period

•	Gross profit as a percentage of sales was 71.7% in 3Q25, as compared to 71.5% for the prior year period

•	Operating expenses as a percentage of sales were 63.3% in 3Q25, as compared to 73.1% for the prior year period

•	Net income in 3Q25 was $0.6 million, as compared to $0.8 million in the prior year period

•	Adjusted EBITDA in 3Q25 was $0.9 million, as compared Adjusted EBITDA loss of $11 thousand for the prior year period

•	Net cash provided by operating activities for the nine months ended February 28, 2025 was $1.7 million, as compared to $0.3 million for the nine months ended February 29, 2024

•	Cash as of February 28, 2025 was $4.7 million, as compared to $3.3 million as of May 31, 2024

•	Basic and diluted earnings per share for 3Q25 were $0.09 and $0.07, respectively, compared to $0.13 and $0.04, respectively, in the prior year period

“Q325 was a strong quarter for AXIL as we continued to execute on our multi-channel growth strategy. We expanded into new geographic markets, deepened our retail distribution, and capitalized on Cyber Monday’s timing shift to drive meaningful growth in direct-to-consumer revenue,” said Jeff Toghraie, AXIL Chairman and Chief Executive Officer.

“Equally important, this quarter marked a meaningful inflection point in our operational performance. We delivered $0.9 million positive Adjusted EBITDA, a notable improvement from a loss in the prior-year period. We also drove a substantial reduction in operating expenses as a percentage of revenue and generated significantly higher operating cash flow. These results reflect our commitment to disciplined execution and continued progress in strengthening our core business.”

“We’ve also taken decisive action to proactively address risks tied to evolving U.S. trade policy. With new tariffs now in effect, we are accelerating our supply chain transition strategy—relocating key operational leadership to the U.S. and initiating plans to build out domestic manufacturing capabilities. These moves are designed not just to manage near-term disruptions, but to enhance AXIL’s long-term resilience and control over its cost structure. We believe these steps will better position the company to navigate volatility and capitalize on future growth opportunities.”

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release.

 AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2025 AND FEBRUARY 29, 2024

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024

Net income (GAAP)	$576,662	$781,091	$1,100,563	$1,953,618
Provision (benefit) for income taxes	53,085	(827,436)	120,335	(397,054)
Interest income, net	(42,920)	(51,420)	(97,595)	(124,454)
Depreciation and amortization	45,666	27,614	93,001	83,634
Total EBITDA (Non-GAAP)	632,493	(70,151)	1,216,304	1,515,744

Adjustments:

Stock-based compensation	258,053	59,099	860,517	161,314

Total Adjusted EBTIDA (Non-GAAP)	$890,546	$(11,052)	$2,076,821	$1,677,058

Sales, net (GAAP)	$6,922,367	$6,469,343	$20,506,213	$20,997,289

Adjusted EBITDA as a percentage of Sales, net (Non-GAAP)	12.9%	(0.2)%	10.1%	8.0%

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	February 28, 2025	May 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,743,470	$3,253,876
Accounts receivable, net	801,390	509,835
Inventory, net	2,744,436	3,394,023
Prepaid expenses and other current assets	961,876	809,126

Total Current Assets	9,251,172	7,966,860

OTHER ASSETS:
Property and equipment, net	375,035	260,948
Intangible assets, net	357,793	309,104
Right of use asset	672,221	36,752
Deferred tax asset	121,791	231,587
Other assets	20,720	16,895
Goodwill	2,152,215	2,152,215

Total Other Assets	3,699,775	3,007,501

TOTAL ASSETS	$12,950,947	$10,974,361

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$896,365	$967,596
Customer deposits	38,586	154,762
Contract liabilities- current	786,834	905,311
Notes payable	140,958	146,594
Due to related party	28,576	11,798
Lease liability, current	227,418	36,752
Income tax liability	120,335	242,296
Other current liabilities	210,679	332,936

Total Current Liabilities	2,449,751	2,798,045

LONG TERM LIABILITIES:
Lease liability, long term	482,842	-
Contract liabilities- long term	361,488	480,530

Total long term liabilities	844,330	480,530

Total Liabilities	3,294,081	3,278,575

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 27,773,500 and 42,251,750 shares issued and outstanding as of February 28, 2025 and May 31, 2024, respectively	2,777	4,225
Common stock, $0.0001 par value: 450,000,000 shares authorized; 6,649,852 and 5,908,939 shares issued and outstanding as of February 28, 2025 and May 31, 2024, respectively	666	591
Additional paid-in capital	8,687,130	7,825,240
Retained Earnings/(Accumulated deficit)	966,293	(134,270)

Total Stockholders’ Equity	9,656,866	7,695,786

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,950,947	$10,974,361

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2025 AND FEBRUARY 29, 2024

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024

Sales, net	$6,922,367	$6,469,343	$20,506,213	$20,997,289

Cost of sales	1,955,939	1,845,017	5,888,090	5,467,458
Gross profit	$4,966,428	$4,624,326	$14,618,123	$15,529,831
OPERATING EXPENSES:
Sales and marketing	$2,994,052	$3,398,949	$9,041,283	$10,278,570
Compensation and related taxes	200,156	228,869	667,478	713,504
Professional and consulting	796,689	687,138	2,480,707	1,990,426
General and administrative	392,422	413,249	1,313,377	1,213,541

Total Operating Expenses	$4,383,319	$4,728,205	$13,502,845	$14,196,041
INCOME (LOSS) FROM OPERATIONS	$583,109	$(103,879)	$1,115,278	$1,333,790

OTHER INCOME (EXPENSE):
Gain on settlement	-	-	-	79,182
Other income	3,718	6,114	8,025	19,138
Interest income	44,191	52,915	100,162	129,233
Interest expense and other finance charges	(1,271)	(1,495)	(2,567)	(4,779

Other income (expense), net	$46,638	$57,534	$105,620	$222,774

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	$629,747	$(46,345)	$1,220,898	$1,556,564

Provision (benefit) for income taxes	53,085	(827,436)	120,335	(397,054

NET INCOME	$576,662	$781,091	$1,100,563	$1,953,618

NET INCOME PER COMMON SHARE:
Basic	$0.09	$0.13	$0.17	$0.33
Diluted	$0.07	$0.04	$0.13	$0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,516,852	5,863,939	6,373,502	5,863,939
Diluted	8,202,402	18,576,914	8,196,605	18,569,140

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED FEBRUARY 28, 2025 AND FEBRUARY 29, 2024

(UNAUDITED)

	For the Nine Months Ended
	February 28, 2025	February 29, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,100,563	$1,953,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,001	83,634
Provision for credit losses	31,834	143,395
Reversal of inventory obsolescence	(23,448)	-
Stock-based compensation	860,517	161,314
Gain on forgiveness of account payable	(218,699)	-
Gain on settlement	-	(79,182)
Deferred income taxes	109,796	(397,054)
Change in operating assets and liabilities:
Accounts receivable	(323,389)	(445,883)
Inventory	673,034	(2,131,429)
Prepaid expenses and other current assets	(156,574)	145,032
Accounts payable	147,472	1,061,420
Other current liabilities	(322,358)	(144,052)
Contract liabilities	(237,519)	(11,490)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,734,230	339,323

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(101,690)	-
Purchase of property and equipment	(154,088)	(80,192)

NET CASH USED IN INVESTING ACTIVITIES	(255,778)	(80,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing	-	(2,200)
Repayment of note payable	(5,636)	(25,438)
Advances from (payments to) a related party	16,778	(176,608)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	11,142	(204,246)

NET INCREASE IN CASH	1,489,594	54,885

CASH - Beginning of period	3,253,876	4,832,682

CASH - End of period	$4,743,470	$4,887,567

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$2,567	$4,681
Income taxes	$132,500	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Initial recognition of right of use assets recognized as lease liability	$767,269	$-

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new and improved products, diversifying and expanding its distribution and retail channels, and expanding internationally, and perform in accordance with any guidance; (ii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company’s product costs and other costs of doing business, and reduce the Company’s earnings; (vii) the Company’s ability to engage in acquisitions, investments, partnerships, strategic alliances or dispositions when desired, including the potential divestiture of the Company’s hair and skin care business; (viii) the Company’s ability to successfully accelerate its supply chain transition strategy and achieve the intended benefits; and (ix) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, increased tariffs and other trade restrictions and barriers, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and conflict in the Middle East, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

Todd McKnight

(917) 349-2175
investors@goaxil.com